Exhibit 10.20

CHANGE IN CONTROL ACCELERATION POLICY

(as amended July 24, 2012)

The Board hereby adopts a policy of accelerated vesting of options and shares held by officers and key employees.  This policy shall be applicable to all outstanding options previously granted to officers under the 2006 Stock Plan and all shares of Founder stock and restricted stock held by officers as of the date of adoption of this policy, as well as all options and shares awarded to officers, and approved by the Board as subject to this Policy, through July 24, 2012.  This policy shall not apply to any option grants or any other equity grants made after July 24, 2012.

An employee shall be considered an officer if he or she has the title of Vice President or above.  If an individual ceases to be an officer but remains employed, any options or restricted stock previously granted to such individual shall continue to be subject to this policy.  Key employees shall be designated from time to time by the Board of directors.

Change in Control.  If the Company is subject to a Change in Control (as defined below) before the optionee or purchaser’s service with the Company terminates and the optionee or purchaser is subject to an Involuntary Termination (as defined below) within 12 months after that Change in Control, then the optionee or purchaser will be vested in an additional 50% of the then unvested shares subject to the option or shares of Founder stock or restricted stock.  In addition, each option that is not fully exercisable shall become exercisable for an additional 50% of the then unexercisable shares subject to the option.

Definitions.  The following terms have the meaning set forth below:

“Cause” means:

(i)            an unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;

(ii)           a deliberate material failure to comply with any of the Company’s written policies or rules;

(iii)          conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;

(iv)          gross misconduct;

(v)           a continued failure to perform assigned duties after receiving written notification of such failure from the Board of Directors, provided that such duties are those customarily performed by a person holding the position that optionee or purchaser holds immediately prior to the Change in Control of a corporation of similar size as the Company engaged in a similar line of business as the Company; or

(vi)          failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your cooperation

“Change in Control” shall mean (i) the consummation of a merger or consolidation of the Company with or into another entity or (ii) the sale of all or substantially all the assets of the company.  The foregoing notwithstanding, a merger or consolidation of the Company shall not constitute a “Change in Control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to such merger or consolidation.

“Involuntary Termination” means:

(i)            termination of an employee by the Company (or Parent or Subsidiary of the Company) for reasons other than Cause, or

(ii)           voluntary resignation within 30 days following (a) a change in position that involves a material reduction in the optionee’s or purchaser’s level of responsibility and/or scope of authority, (b) a material reduction in base salary (other than a reduction generally applicable to executive officers of the Company and in generally the same proportion as for the optionee or purchaser), or (c) receipt of notice that the optionee’s or purchaser’s principal workplace will be relocated more than 35 miles.  For the purpose of clause (a) upon or after a Change in Control, a change in responsibility shall not be deemed to occur 1) solely because optionee or purchaser is part of a larger organization, or 2) solely because of a change in title.

This plan may be modified at any time by the Company’s Board of Directors; provided, however, this plan may not be modified within 90 days prior to and in connection with a Change in Control.